Exhibit 99.2

NGL Energy Partners LP Agrees to Sell $240.0 Million of Common Units

TULSA, Okla.—(BUSINESS WIRE)—Nov. 6, 2013— NGL Energy Partners LP (NYSE:NGL) today announced that it has entered into an agreement with a group of institutional investors to sell approximately $240.0 million of its common units in a private placement at a price of $29.59 per unit. NGL expects to use the net proceeds from the offering to fund a portion of the purchase price of its acquisition of Gavilon LLC, a midstream energy business with pipeline, terminal and storage assets located in Oklahoma, Texas and Louisiana. The private placement is expected to close in December 2013, contemporaneously with the closing of the acquisition. UBS Investment Bank acted as Sole Placement Agent on the offering.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While NGL believes its expectations as reflected in the forward-looking statements are reasonable, NGL can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in NGL’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” NGL undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

Source: NGL Energy Partners LP

NGL Energy Partners LP
Atanas H. Atanasov, 918-481-1119
Chief Financial Officer and Treasurer
atanas.atanasov@nglep.com